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                                                                    EXHIBIT 4.44

                             [letterhead of Indosat]

No. 003/ICS-DLE/HM.160/XII/03

11 December 2003

Mr. Kristiono
President Director
PT Telekomunikasi Indonesia (Persero) Tbk
Jl. Japati No. 1
Bandung

             RE.: MERGER OF PT INDONESIAN SATELLITE CORPORATION TBK

Dear Sir:

We hereby notify you that PT Indonesian Satellite Corporation Tbk ("Indosat") had conducted a merger ("Merger") with PT Indosat Multi Media Mobile ("IM3"), PT Satelit Palapa Indonesia ("Satelindo") and PT Bimagraha Telekomindo ("Bimagraha"), effective as of the execution of the Deed of Merger No. 57 dated 20 November 2003, made before the Notary Mrs. Poerbaningsih Adi Warsito, SH. In the Merger, Indosat is the surviving company.

In accordance with the stipulations of Article 107 paragraph (3) point a of the Law No. 1 of 1995 on Limited Liability Company and Article 3 point b of the Government Regulation No. 27 of 1998 on Merger, Consolidation And Acquisition Of Limited Liability Companies, all of the assets and liabilities of the merged companies are by law transferred to the surviving company. Therefore, as the surviving company, Indosat will maintain and be responsible to all assets, whether fixed or moveable, debts and receivables, rights and obligations, contracts, and agreements of Satelindo/IM3/Bimagraha, that are presently in force, and all of the operational activities of Satelindo, IM3 and Bimagraha and will guarantee that such Merger will not disrupt the implementation of the above contracts, agreements and the provision of the services to customers and partners.

In addition, under the letter of the Minister of Communication No. 003/5/20 Phb-2003 regarding the Telecommunication Operational Licenses of Satelindo and IM3, the telecommunication operational licenses of and the bandwidth frequency previously allocated to Satelindo and IM3 shall remain valid and to be resumed by Indosat after the merger is lawfully effective.

With regard to the above matters, we hope that this letter may also be applied as the Amendment to each of the contracts and agreements made between Satelindo, IM3 or Bimagraha with your company. All of the rights and obligations pertaining to the existing contracts and agreements shall remain unchanged. This letter is made in duplicate, each of them has the same legal validity, and after your execution thereof and delivery to us, shall be considered as the amendment to the said contracts and agreements.

We would also like to notify you of the changes made on bank account numbers, Taxpayer Identification Number, collection and correspondence addresses, and the person(s) in charge, as described in the attached schedule.

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Should you have further questions on the Merger, you may contact our officers at:

                               Telephone: +62-21 30008285
                               Fax: +62-21 3448052
                               Email: transformasi@indosat.com

Thank you for your attention.


President Director                           President Director
                                             PT Telekomunikasi Indonesia

/s/Widya Purnama                             /s/Kristiono
-----------------------------                ---------------------------
Widya Purnama                                Kristiono

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Attachment to the Letter No. 003/ICS-DLE/HM.160/XII/03
Dated 11 December 2003


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
INDOSAT ACCOUNT NUMBER
Rupiah                                        :  PT Bank Mandiri formerly Bank BDN - Jakarta Thamrin Branch
                                                 Account No. 103.00.0085282958
                                                 Jl. Kebon Sirih No. 83, Jakarta Pusat, and/or

                                                 PT Bank Mandiri formerly Bank Exim - Jakarta Cut Mutia Branch
                                                 Account No. 123.0086001791
                                                 Jl. Cut Mutia, Jakarta Pusat, and/or

                                                 PT Bank Negara Indonesia - Gambir Branch, Jakarta Pusat
                                                 Account No. 089.000691.398.001
                                                 Jl. Kebon Sirih No. 59, Jakarta Pusat

USD                                           :  Citibank Jakarta
                                                 Account No. 0-103472-512
                                                 Swift Code = CITIIDJX
                                                 Jl. Jenderal Sudirman Kav. 54-55, Jakarta 12190, Indonesia

TAX IDENTIFICATION NUMBER
Tax Identification Number                     :  01.000.502.3.051.000
                                                 PT Indosat
                                                 Jl. Medan Merdeka Barat No. 21
                                                 Jakarta 10110, Indonesia

COLLECTION AND CORRESPONDENCE ADDRESSES
Collection Address                            :  PT Indosat Tbk
                                                 Telecommunication Operator Collection Dept.
                                                 Jl. Medan Merdeka Barat No. 21, Lt. 19
                                                 Jakarta 10110, Indonesia
                                                 Att      :  VP Telecommunication Operator Collection Dept.
                                                 Phone    :  62-21-3869311
                                                 Fax      :  62-21-3847104
                                                 Email    :  leonardus.salim@indosat.com

Correspondence Address                        :  PT Indosat Tbk
                                                 Government and Operator Relation Section
                                                 Jl. Medan Merdeka Barat No. 21, Lt. 12
                                                 Jakarta 10110, Indonesia
                                                 Att      :  VP Government and Operator Relation
                                                 Phone    :  62-21-3869636
                                                 Fax      :  62-21-3810155
                                                 Email    :  gtd@indosat.com
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